UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 2, 2018, Imprimis Pharmaceuticals, Inc. (the “Company”) filed an amendment to its Amended and Restated Certificate of Incorporation that reduced the number of the Company’s authorized shares of common stock from 90,000,000 shares to 55,000,000 shares.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) at the Rancho Santa Fe Inn, 5951 Linea Del Cielo, Rancho Santa Fe, California 92067. The number of shares of common stock entitled to vote at the Annual Meeting was 20,879,736. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 11,485,289. All matters submitted to a binding vote of stockholders at the Annual Meeting were approved. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting, are set forth below:

Proposal 1: Election of Directors

Stockholders voted to elect to the Board of Directors the five (5) director nominees named in the accompanying proxy statement to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified. The results of the voting were:

Directors	For	Withheld	Broker Non-Vote
Mark L. Baum	11,396,789	89,500	-
Robert J. Kammer	11,371,009	115,280	-
Richard L. Lindstrom	11,401,472	84,817	-
Stephen G. Austin	11,396,113	90,176	-
Anthony J. Principi	11,227,825	258,464	-

Proposal 2: Ratification of Auditors

Stockholders ratified the selection of KMJ Corbin and Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The results of the voting were:

For	Against	Abstain	Broker Non-Vote
11,306,302	4,460	175,527	-

Proposal 3: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation

Stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock from 90,000,000 to 55,000,000. The results of the voting were:

For	Against	Abstain	Broker Non-Vote
11,328,790	153,794	3,705	-

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation, filed July 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imprimis Pharmaceuticals, Inc.

Date: July 2, 2018	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer